Exhibit 10.6

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of June 11, 2010 (the "Effective Date"), by and between VERECLOUD, INC., a Nevada corporation (the "Corporation"), and PAT and ANN BURKE, individual residents of the State of Colorado (collectively, the "Burkes").

WHEREAS, Cadence II, LLC, a Colorado limited liability company and wholly owned subsidiary of the Corporation ("Cadence II"), is a party to that certain Purchase Agreement, dated as of May 26, 2009, by and between Cadence II and the Burkes (the "Purchase Agreement");

WHEREAS, pursuant to the Purchase Agreement, Cadence II purchased the Burkes' membership interests in Cadence II for $3,609,244.00 (the "Interests Purchase Price"), such Interests Purchase Price consisted of $600,000.00 in cash, a tax payment of $61,977.00, $123,000.00 purchase of a time share interest for the Burkes, the provision of health insurance benefits in the amount of $24,267.00 and the issuance of a Secured Promissory Note to the Burkes in the amount of $2,800,000.00 (the "Note");

WHEREAS, the Corporation is currently in default under certain terms of the Purchase Agreement and the Note;

WHEREAS, on May 26, 2010, Cadence II and the Burkes entered into that certain Forbearance Agreement (the "Forbearance Agreement") pursuant to which the Burkes agreed to not pursue any remedies under the Purchase Agreement or the Note as a result of the Corporation's default thereunder, for a period ending June 2, 2010 (the "Forbearance Period");

WHEREAS, on June 2, 2010, Cadence II and the Burkes extended the Forbearance Period until June 4, 2010;

WHEREAS, on June 4, 2010, Cadence II and the Burkes extended the Forbearance Period again until June 8, 2010;

WHEREAS, on June 8, 2010, Cadence II and the Burkes extended the Forbearance Period again until June 10, 2010; and

WHEREAS, subject to the terms and conditions of this Agreement, the Corporation and the Burkes have agreed that the Corporation shall pay and deliver to the Burkes the following in full satisfaction of the Note: (i) $750,000.00 in cash (the "Note Cash Purchase Price"); and (ii) a warrant to purchase 1,250,000 shares of the Corporation's common stock, par value $0.001 ("Common Stock"), in the form attached hereto as Exhibit A (the "Warrant").

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.  Payment of the Note; Termination of Obligations.  On the Effective Date, the Corporation shall deliver to the Burkes the following: (a) the Note Cash Purchase Price by wire to an account designated by the Burkes; and (b) a fully executed original of the Warrant.  Upon the receipt of the foregoing, on the Effective Date, the Burkes shall deliver to the Corporation a fully executed original of the Note marked "Paid in Full."  Upon receipt by the Burkes of the items described under clauses (a) and (b) of this Section 1, (x) Cadence II's obligations under the Note shall be fully satisfied and discharged and no obligations of Cadence II under the Note shall remain or survive, (y) consistent with the foregoing, the Burkes consent to the termination of any UCC-1 financing statements filed in connection with the Note, and (z) the Purchase Agreement shall terminate and no obligations of Cadence  II or the Burkes under the Purchase Agreement shall remain or survive.

2.  Purchase Price Adjustment.

2.1  The Corporation and the Burkes hereby covenant and agree that the Interests Purchase Price shall be reduced to $2,399,244.00 effective as of the Effective Date.  The Purchase Agreement is hereby amended by this Agreement effective as of May 26, 2009 and shall be interpreted, applied and construed in accordance herewith.

2.2  Consistent Treatment.  The Burkes and the Corporation each agree that the provisions of Section 1.1 shall be treated as an adjustment to the Interests Purchase Price set forth in the Purchase Agreement.  Such adjustment to the Interests Purchase Price is intended to comply with the provisions of Section 108(E)(5) of the Internal Revenue Code of 1986, as amended, and any applicable common law principles.  Each party shall, at its own cost and expense, take all actions necessary to report the transactions reflected in the Purchase Agreement consistent with this Agreement, which action shall include, without limitation, the amendment of any tax returns and the execution of any and all substitute purchase documentation if required or otherwise appropriate.

3.  Release.

3.1  The Burkes, for themselves and each of their respective affiliates, employees, partners, agents, successors, assigns, agents and representatives, hereby voluntarily and knowingly, unconditionally and absolutely, release and forever discharge the Corporation and The Mesa Group, Inc. and their respective affiliates, subsidiaries, parents, officers, directors, managers, members, shareholders, employees, partners, representatives, successors, assigns, agents and representatives from any and all claims, complaints, contracts, liabilities, obligations, demands, debts, damages, losses, costs, expenses, attorneys' fees, rights of action and causes of action, of any kind whatsoever, sounding in contract, tort or otherwise, at law or in equity, whether known or unknown, suspected or unsuspected, arising out of or related to the Purchase Agreement, the Note or the Forbearance Agreement (excluding the terms of this Agreement, which shall remain in effect in accordance with its terms and shall not be released hereby).

3.2  The Corporation and Cadence II, for themselves and each of their respective affiliates, employees, partners, agents, successors, assigns, agents and representatives, hereby voluntarily and knowingly, unconditionally and absolutely release and forever discharge the Burkes and their respective affiliates, subsidiaries, parents, officers, directors, managers, members, shareholders, employees, partners, representatives, successors, assigns, agents and representatives from any and all claims, complaints, contracts, liabilities, obligations, demands, debts, damages, losses, costs, expenses, attorneys' fees, rights of action and causes of action, of any kind whatsoever, sounding in contract, tort or otherwise, at law or in equity, whether known or unknown, suspected or unsuspected, arising out of or related to the Purchase Agreement, the Note or the Forbearance Agreement (excluding the terms of this Agreement, which shall remain in effect in accordance with its terms and shall not be released hereby).

4.  Burkes' Representations and Warranties.  The Burkes, jointly and severally, represent and warrant to the Corporation, which representations and warranties shall survive the Effective Date and delivery of this Agreement, that as of the Effective Date:

4.1  The Burkes have full power and authority to enter into this Agreement, perform this Agreement and consummate the transactions contemplated hereby.  The Burkes have duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Burkes, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

4.2  The compliance and fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which the Burkes are a party or by which the Burkes are otherwise bound, which conflict, breach or default would have a material adverse affect on the Burkes ability to consummate the transactions contemplated by this Agreement or in the Note.

4.3  The Burkes have received all the information they consider necessary or appropriate for deciding whether to enter into this Agreement and consummate the transaction contemplated hereby.  The Burkes have had an opportunity to ask questions and receive answers from the Corporation regarding and the business, properties, prospects and financial condition of the Corporation.  The Burkes have independently evaluated the merits of their decision to acquire the Warrant and the Warrant Shares pursuant to this Agreement, and the Burkes confirm that they have not relied on the advice of any other person in making such decision.  The Burkes have not relied on the business or legal advice of the Corporation, The Mesa Group, Inc. or any of their respective agents, counsel or affiliates in making their investment decision hereunder, and confirm that none of such persons has made any representations or warranties to the Burkes in connection with the transactions contemplated by this Agreement

4.4  The Burkes are acquiring the Warrant as principal for their own account and not with a current view to or for distributing or reselling the Warrant or the shares of Common Stock underlying the Warrant (the "Warrant Shares").  The Burkes are acquiring the Warrant in the ordinary course of their business and do not have any agreement or understanding, directly or indirectly, with any person to distribute the Warrant or any of the Warrant Shares.

4.5  At the time the Burkes were offered the Warrant, they were, and as of the date hereof, they are, "accredited investors" as defined in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act").  The Burkes are not required to be registered broker-dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are not affiliated with any broker-dealer registered under Section 15 of the Exchange Act.

4.6  The Burkes have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant and the Warrant Shares, and have so evaluated the merits and risks of such investment.  The Burkes are able to bear the economic risk of an investment in the Warrant and the Warrant Shares and, at the present time, are able to afford a complete loss of such investment.

4.7  The Burkes are not acquiring the Warrant as a result of any advertisement, article, notice or other communication regarding the Warrant or the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.8  The Burkes acknowledge that the Warrant and the Warrant Shares are "restricted securities" as defined in Rule 144 under the Securities Act.

4.9  The Burkes have exclusive legal and valid title to the Note, free and clear of any mortgage, lien, charge, restriction, pledge, security interest, option, preemptive right, right of first refusal, claim, right of any third party or encumbrance.  The Burkes have not sold, assigned, conveyed, granted or otherwise transferred to any other person or entity the Note or any claims, demands, actions, or causes of action encompassed by the matters released or discharged.

4.10  The Burkes have not used any broker or finder in connection with the transactions contemplated hereby, and the Burkes shall have no liability as a result of or in connection with any brokerage or finder's fee or other commissions of any person or entity retained by the Burkes in connection with the transactions contemplated by this Agreement.

4.11  This Agreement is executed voluntarily and with the full knowledge of the consequences and implications of the obligations contained herein. The Burkes have had the opportunity to be represented by counsel of their choice throughout the negotiations which preceded the execution of this Agreement, and in connection with the preparation and execution of this Agreement, and that they have carefully and thoroughly reviewed this Agreement in its entirety.

5.  The Corporation's Representations and Warranties.  The Corporation represents and warrants to the Burkes, which representations and warranties shall survive the execution and delivery of this Agreement, that as of the Effective Date:

5.1  The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

5.2  The Corporation has all requisite legal and corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and general principles of equity.

5.3  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which the Corporation is a party or by which the Corporation is otherwise bound, or the Corporation's articles of incorporation and bylaws, which conflict, breach or default would have a material adverse affect on the Corporation's ability to consummate the transaction contemplated by this Agreement.

5.4  The Corporation has not used any broker or finder in connection with the transactions contemplated hereby, and the Corporation shall have no liability as a result of or in connection with any brokerage or finder's fee or other commission of any person or entity retained by the Corporation in connection with the transactions contemplated by this Agreement.

5.5  This Agreement is executed voluntarily and with the full knowledge of the consequences and implication of the obligations contained herein.  The Corporation has had the opportunity to be represented by counsel of their choice through the negotiations which preceded the execution of this Agreement, and in connection with the preparation and execution of this Agreement, and that they have carefully and thoroughly reviewed this Agreement in its entirety.

5.6  The Warrant and shares of Common Stock issuable upon exercise thereof, when issued, sold, and delivered in accordance with the terms of this Agreement or the Warrant, as the case may be, for the consideration expressed therein, will be duly and validly issued, and, based in part upon the representations of the Burkes in this Agreement, will be issued in compliance with all applicable federal and state securities laws.  In addition, the Corporation agrees to take all action within its reasonable control following the Closing in order to carry out the purpose and intent of this Agreement, including without limitation, ensuring that the securities into which the Warrant may be converted, when issued, are fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws.

6.  Miscellaneous.

6.1  Recitals; Exhibits.  All recitals herein and exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

6.2  Amendments in Writing.  This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by written contract executed by the Corporation and the Burkes.

6.3  Severability.  In the event that any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.

6.4  Construction.  This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

6.5  Captions; Headings.  The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

6.6  Time of the Essence.  It is expressly agreed by the parties hereto that time is of the essence with respect to all matters contemplated by this Agreement.

6.7  No Personal Liability of Officers or Directors.  The Burkes acknowledge that this Agreement is entered into by the Corporation, which is a corporation, and the Burkes agree that none of the Corporation's parent and subsidiary entities, officers, directors, shareholders, members, managers, partners, affiliates, employees, agents and representatives and each of their successors and assigns shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

6.8  Further Assurances.  The Corporation and the Burkes shall each execute and deliver to any other party, all further documents or instruments reasonably requested by either of them in order to effect the intent of this Agreement and to obtain the full benefits of this Agreement.

6.9  Notices.  All notices, consents, reports, demands, requests and other communications required or permitted hereunder ("Notices") shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring an written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) sent by confirmed facsimile transmission, with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) promptly thereafter.  All Notices shall be deemed effective when actually delivered as document in a delivery receipt; provided, however, that if the Notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this section, then the first attempted delivery shall be deemed to constitute delivery; and provided, further, however that notices given by facsimile, when received by facsimile as the case may be.  Each party shall be entitled to change its address for Notices from time to time by delivering to the other party Notice thereof in the manner herein provided for the delivery of Notices.  All Notices shall be sent to the addressee at its address set forth following its name below:

If to the Corporation:
Verecloud, Inc.
6560 South Greenwood Plaza Blvd., Suite 400
Englewood, CO 80111
Attn:  John F. McCawley, Chief Executive Officer
Facsimile: ____________

with a copy to:
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, CO 80202
Attn:  Adam J. Agron, Esq.
Facsimile: ____________

If to the Burkes:
Pat and Ann Burke
c/o Perkins Coie LLP
1899 Wynkoop
Denver, CO 80202
Attn: Mary Will, Esq.
Facsimile: 303.291.2400

with a copy to:
Perkins Coie LLP
1899 Wynkoop
Denver, CO 80202
Attn: Mary Will, Esq.
Facsimile: 303.291.2400

6.10  Modifications; Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the successors and assigns of the parties hereto.  Any person or entity who is not named as a party to this Agreement shall have the rights of an intended third-party beneficiary with respect to the provisions of the releases in its or his favor.  Except as set forth in the immediately preceding sentence, not other party shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.

6.11  Attorneys' Fees.  In the event that an action is instituted to enforce this Agreement, the prevailing party shall recover reasonable costs and attorneys' fees incurred in bringing or defending the action.

6.12  Governing Law.  This Agreement shall be governed by and enforced in accordance with the laws of the State of Colorado without reference to conflicts of law principles.

6.13  Execution in Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

6.14  Entire Agreement.  This Agreement represents the final agreement among the Corporation and the Burkes with respect to the subject matter hereof and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of the Corporation and the Burkes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CORPORATION VERECLOUD, INC., a Nevada corporation

By:	/s/ John F. McCawley
Name:	John F. McCawley
Title:	Chief Executive Officer

BURKES

/s/ Pat Burke
Pat Burke

/s/ Ann Burke
Ann Burke

[Signature Page to Note Purchase Agreement]

Exhibit A

Form of Common Stock Purchase Warrant

(see attached)

The securities represented by this Warrant and issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Act and under any applicable state securities laws.  These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of both the Act and applicable state securities laws or pursuant to an effective registration statement.

COMMON STOCK PURCHASE WARRANT

Issuance Date: June __, 2010	Certificate No. ___

For value received, VERECLOUD, INC., a Nevada corporation (the "Company"), hereby grants to PAT AND ANN BURKE, individual residents of the State of Colorado (the "Registered Holder"), the right to purchase from the Company a total of 1,250,000 Warrant Shares, at a price per share equal to the Exercise Price.  Certain capitalized terms used herein are defined in Secion 1 hereof.

Section 1.   Definitions.  The following terms shall have the meanings set forth below:

"Act" shall mean the Securities Act of 1933, as amended.

"Aggregate Exercise Price" shall have the meaning set forth in Section 2(b)(i)(C) hereof.

"Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other governmental action to close.

"Change Event" shall have the meaning set forth in Section 4(a) hereof.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported.

"Common Stock" shall mean the common stock of the Company, $.001 par value per share.

"Company" shall have the meaning set forth in the preamble.

"Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

"Exercise Date" shall have the meaning set forth in Section 2(b)(i) hereof.

"Exercise Notice" shall have the meaning set forth in Section 2(b)(i) hereof.

"Exercise Price" shall have the meaning set forth in Section 4 hereof.

"Expiration Date" shall mean this fifth anniversary of the Issuance Date, which shall be the date upon which the rights evidenced by this Warrant shall terminate, as described in Section 2(a) hereof.

"Initial Exercise Price" shall mean $.01 per Warrant Share.

"Issuance Date" shall mean the date first listed above, which shall be the date upon which this Warrant may be first exercised.

"Person" shall mean an individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, government or any governmental department or agency.

"Registered Holder" shall have the meaning set forth in the preamble.

"Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if trading ceases to occur on any Trading Market (or any successor thereto), any Business Day.

"Trading Market" means the Over the Counter Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

"Warrant" shall mean the right to purchase a number of Warrant Shares pursuant to the terms hereof.

"Warrant Shares" shall mean the shares of Common Stock issuable upon the proper exercise of this Warrant.

Section 2.   Exercise of Warrant.

(a)  erms of Warrants; Exercise Period.  Subject to the terms of this Warrant and commencing at any time on the Issuance Date and expiring on the Expiration Date, the Registered Holder shall have the right to exercise the Warrants, in whole or in part, and receive from the Company a number of Warrant Shares as indicated in the Exercise Notice.  At 11:59 p.m. Mountain Time on the Expiration Date, this Warrant shall become void and all rights of the Registered Holder hereunder shall terminate.

(b)  xercise Procedure.

(i)  his Warrant may be exercised, in whole or in part, only by the Registered Holder, or its permitted assigns pursuant to Section 6 hereof, and shall be deemed to have been exercised as of the date (the "Exercise Date") on which a written notice (the "Exercise Notice") indicating such exercise is delivered by the Registered Holder, or its permitted assigns pursuant to Section 6 hereof, to the Company.  On the Exercise Date, the Registered Holder, or its permitted assigns pursuant to Section 6 hereof, shall deliver to the Company:

(A)    a completed and executed Exercise Notice, substantially in the form of Exhibit A hereto, specifying the number of Warrant Shares to be purchased;

(B)    This Warrant; and

(C) Payment to the Company of an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), by cashier’s check payable to the Company or wire transfer of immediately available funds to an account designated by the Company; provided, however, that the Registered Holder may satisfy its obligation to pay the Aggregate Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number Warrant Shares to be issued to the Registered Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Registered Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(ii)  Upon compliance by the Registered Holder with the procedures described in (i) above, within five Business Days, the Company shall provide evidence that the Warrant Shares have been entered into the books of the Company's transfer agent, or if the Company's Common Stock is certificated, issue or cause to be issued and cause to be delivered to or upon the written order of the Registered Holder and in such name or names as the Registered Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Registered Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Act.  Following such exercise, to the extent any of the purchase rights represented hereby have not expired and remain unexercised, the Company shall issue and deliver to the Registered Holder, at its address then listed on the books of the Company, a new warrant representing such remaining unexpired, unexercised purchase rights.  The terms of such new warrant shall otherwise be identical to this Warrant.

(iii)  The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder on the Exercise Date and the Registered Holder shall be deemed for all purposes to be the record holder of such Warrant Shares as of the Exercise Date.

(iv)  The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the number of Warrant Shares issuable upon the exercise of this Warrant in its entirety.   The Company covenants that all Warrant Shares shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(v)  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Registered Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Registered Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Registered Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Registered Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Registered Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Section 3.     Charges, Taxes and Expenses.   Issuance and delivery of the Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Registered Holder or an Affiliate thereof.  The Registered Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

Section 4.   Adjustment of Exercise Price and Number of Warrant Shares.  The Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 4 hereof (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 hereof.

(a)  Reorganization, Reclassification, Consolidation, Merger or Sale.  In the case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the assets of the Company to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 4 (b) hereof (any of which, a "Change Event"), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, such that the Registered Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to the adjustment of the Exercise Price as provided in this Section 4), the kind and amount of shares of stock or other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Registered Holder immediately prior to such Change Event.  Appropriate adjustments shall also be made to the Exercise Price, but the Aggregate Exercise Price shall remain the same.

(b)  Subdivisions, Combinations and Other Issuances.  If the Company shall at  any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by stock split or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of Warrant Units issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the Aggregate Exercise Price shall remain the same.  Any adjustment under this Section 4 (b) shall become effective at the close of business on the effective date of such subdivision or combination, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c)  Issuance of New Warrant.  Upon the occurrence of any of the events listed in this Section 4 that results in an adjustment of the type, number or Exercise Price of the securities underlying this Warrant, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the tender by the Registered Holder of this Warrant in exchange therefor.  The terms of such new warrant shall otherwise be identical to this Warrant.

Section 5.  No Voting Rights; Limitations of Liability.  The Registered Holder shall not be entitled to any rights with respect to the Warrant Shares, including, without limitation, voting rights or rights to receive  dividends or other distributions in respect thereof, prior to the issuance of such Warrant Shares to the Registered Holder pursuant to the terms hereof.  In the absence of the exercise of this Warrant by the Registered Holder, no provision hereof shall give rise to any liability of the Registered Holder as a stockholder of the Company or for the Exercise Price of the Warrant Shares issuable pursuant hereto.

Section 6.   Transfer.  Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment of Warrant (in the form of Exhibit B hereto) at the principal office of the Company.

Section 7.   Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of this Warrant or any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of this Warrant or such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of this Warrant or such certificate a new warrant or certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant or certificate and dated the date of such lost, stolen, destroyed or mutilated Warrant or certificate.

Section 8.   Warrant Register.  The Company shall maintain, at its principal executive office, books for the registration of this Warrant.  The Company shall deem and treat the Registered Holder as the absolute owner hereof for all purposes and shall disregard entirely any assertion or notice to the contrary.

Section 9.   Fractional Warrant Shares.  The Company may, but shall not be required to, issue a fractional Warrant Share upon the exercise hereof.  In the event the Company elects not to issue such a fractional Warrant Share, any fractional Warrant Share resulting from the exercise hereof shall be rounded to the nearest whole Warrant Share and any exercise that would result in the issuance one-half of one Warrant Share shall be rounded up to the next whole Warrant Share.

Section 10.   Amendments.  The terms of this Warrant may be amended by the Company, without the consent of the Registered Holder, to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision. All other amendments to this Warrant shall require the written consent of the Company and the Registered Holder.

Section 11.   Notices.  All notices, requests, deliveries, and other communications provided for herein shall be in writing and shall be effective upon the delivery thereof in person, by facsimile, or by certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

If to the Company, to:

Verecloud, Inc.
6560 S. Greenwood Plaza Blvd., Suite 400
Englewood, Colorado 80111
Fax.:  (___) _____________
Attn: Mike Cookson

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Fax: (303) 223-1111
Attn: Adam J. Agron

If to the Registered Holder, to:

Pat and Ann Burke
7026 S. Magnolia Circle
Centennial, Colorado 80112
Fax.:  (___) _____________

with a copy to:

Perkins Coie LLP
1899 Wynkoop Street
Denver, Colorado 80202
Fax: (___) ______________
Attn: Mary Will, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company or Registered Holder, as applicable, in accordance with the provisions of this paragraph.

Section 12.   Descriptive Headings; Governing Law.

(a)  The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

(b)  The construction, validity, enforcement and interpretation of the terms of this Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the Issuance Date listed above.

COMPANY: VERECLOUD, INC.

By:
Name:	John F. McCawley
Title:	Chief Executive Officer

[Signature Page to Common Stock Purchase Warrant]

EXHIBIT A TO COMMON STOCK PURCHASE WARRANT

VERECLOUD, INC.
EXERCISE NOTICE

Dated: __________, 20__

The undersigned, pursuant to the terms of the attached Warrant (Certificate No. W-__) and as Registered Holder thereof, hereby exercises its right thereunder to purchase ___________ Warrant Shares at the Exercise Price.  Capitalized terms used herein shall have the respective meanings set forth in the Warrant.

Payment of the Aggregate Exercise Price (check appropriate boxes):

The Registered Holder intends that payment of the Exercise Price shall be made as (check one):

[ ]	“Cash Exercise” under Section 2

[ ]	“Cashless Exercise” under Section 2

If the Registered Holder has elected a Cash Exercise (check one):

[ ]	Payment in the sum of $__________ is enclosed, in accordance with the terms of the Warrant; or

[ ]	Payment in the sum of $__________ has been wire transferred to the Company, Account No. _____________, in accordance with the terms of the Warrant.

Signature:	[DRAFT – DO NOT SIGN]
Address:

EXHIBIT B COMMON STOCK PURCHASE WARRANT

ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-__) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature:	[DRAFT – DO NOT SIGN]
Witness

The Assignee agrees to be bound by the terms of the Warrant.

Signature:	[DRAFT – DO NOT SIGN]
Witness